                                                                   Exhibit 10.50


                                 PMSR AGREEMENT

      This PMSR Agreement (this "Agreement") is made and entered into as of March 15,2004, by AMERCO, a Nevada corporation ("AMERCO"), Private Mini Storage Realty, L.P., a Texas limited partnership ("PMSR'), JPMorgan Chase Bank, as Administrative Agent under the Credit Agreement described below (the "Administrative Agent"), and the lenders under the Credit Agreement described below (the "Lenders"). AMERCO, the Administrative Agent and the Lenders are collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

      WHEREAS, AMERCO is the Support Party under that certain Support Party Agreement dated as of December 30, 1997 (the "Support Party Agreement"), with respect to the indebtedness of PMSR under that certain Amended and Restated Credit Agreement dated as of March 3,2003 (as amended to date, the "Credit Agreement"), among PMSR, Storage Realty L.L.C., the Lenders and the Administrative Agent.

      WHEREAS, pursuant to that certain Non-Exoneration Letter dated as of March 3, 2003, AMERCO acknowledged its obligations under the Support Party Agreement to purchase all of the outstanding loans made by the Lenders to PMSR in the aggregate principal amount of $55.55 million (the "PMSR Support Obligations").

      WHEREAS, on June 20,2003, AMERCO filed for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101, et. seq. (the "Bankruptcy Code"), before the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") and on August 13, 2003, AMERCO Real Estate Company ("ARJX") filed for relief under Chapter 11 of the Bankruptcy Code before the Bankruptcy Court.

      WHEREAS, on October 6, 2003, AMERCO and AREC filed a Joint Plan of Reorganization (the "Plan") with the Bankruptcy Court, which was amended and was subsequently confirmed by the Bankruptcy Court on February 20, 2004. Capitalized terms used herein without definition have the meanings ascribed to them in the Plan.

      WHEREAS, under the Plan, the Lenders have an Allowed Class 7 Claim of $55.55 million plus any unpaid interest or charges owing under the Credit Agreement and will receive a Pro Rata share of each of the following on the Effective Date: (i) Cash in an amount to be determined; (ii) New Term Loan B Notes in a principal amount to be determined; (iii) SAC Holding Senior Notes in the Face Amount of $200 million; and (iv) New AMERCO Notes in an amount to be determined (the SAC Holding Senior Notes, the New Term Loan B Notes and the New AMERCO Notes received by the Lenders are hereinafter referred to as the "New Debt Securities"); and the sum of the cash and the Face Amount of the New Debt Securities that the Lenders are to receive under the Plan will equal their Allowed Class 7 Claim.

      WHEREAS, pursuant to the Plan, Reorganized AMERCO and the Lenders are required to enter into this Agreement on the Effective Date of the Plan.

      WHEREAS, the purpose of this Agreement is to prevent the Lenders from being paid twice (ie., once on the Loans (as defined in the Credit Agreement) and again on the New Debt

Securities).

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      1. Recitals. Each of the foregoing Recitals is incorporated hereby as if fully set forth herein.

      2. New Debt Securities to be Issued to Administrative Agent. Each Lender hereby agrees that all of the New Debt Securities to be issued to the Lenders in partial satisfaction of the Lenders' Allowed Class 7 Claims shall be issued to the Administrative Agent on behalf of the Lenders, and the Administrative Agent agrees to hold such New Debt Securities as agent for and on behalf of the Lenders in accordance with this Agreement. Subject to Section 4 below, the Administrative Agent agrees to distribute all payments of principal of, and interest and other amounts on, such New Debt Securities that the Administrative Agent then holds to the Lenders on a Pro Rata basis promptly upon receipt.

      3. Assignment on Effective Date; Promissory Notes. Each Lender hereby assigns to AMERCO a portion of its Loans (as defined in the Credit Agreement) in an aggregate principal amount equal to the Cash received by such Lender on the Effective Date in partial satisfaction of the principal portion of its Allowed Class 7 Claim. PMSR and the Administrative Agent hereby consent to such assignment.

      4. Interest Payments. (a) The Administrative Agent shall distribute all payments of interest on the Loans to the Lenders in accordance with the Credit Agreement. So long as no default in the payment of interest has occurred and is continuing under the New Debt Securities, then, except as otherwise provided in this paragraph, upon the Administrative Agent's receipt of each payment of interest on any New Debt Securities (the date of such payment, an "NDS Interest Payment Date"), the Administrative Agent shall within one (1) Business Day thereafter distribute a portion of such interest to AMERCO in an amount equal to the product of (i) the interest on the Loans paid to the Lenders during the Interest Payment Period (as hereafter defined) ending on such NDS Interest Payment Date and (ii) a fraction, the numerator of which equals the outstanding aggregate principal amount of the New Debt Securities for which interest was received by the Administrative Agent on the relevant NDS Interest Payment Date and the denominator of which equals the outstanding aggregate principal amount of all New Debt Securities held by the Administrative Agent on such NDS Interest Payment Date. Any amount of interest on the New Debt Securities not distributed to AMERCO in accordance with the immediately preceding sentence shall be distributed to the Lenders on a pro rata basis.

                   (b) For purposes of this Agreement, an "Interest Payment Period" is the period commencing on the Effective Date and ending on the first NDS Interest Payment Date, and each subsequent Interest Payment Period commences on the day after the preceding NDS Interest Payment Date and ends on the next succeeding NDS Interest Payment Date.

                   (c) If any payment of interest on the New Debt Securities is made other than on the date it is due, the Administrative Agent shall distribute AMERCO's portion of the payment to AMERCO 95 days after the payment date. If the payor of the interest becomes a debtor in a case under the Bankruptcy Code within the 95-day period, then the Administrative Agent shall not distribute any portion until such time as there is a final resolution of whether any interest payment is avoidable or recoverable in the bankruptcy case. At the time of such final resolution, the Administrative Agent shall retain or shall transfer to AMERCO the interest payment based on the amount, if any, that the Administrative Agent retains (for distribution to the Lenders) of the payment.

       5. Principal Payments on New Debt Securities. If the issuer of a New Debt Security pays any principal owing on the New Debt Security to the Administrative Agent, or redeems such New Debt Security, then, except as otherwise provided in this paragraph, the Administrative Agent shall transfer an amount of Loans with a face amount equal to the amount of any principal paid or redeemed on the New Debt Security to AMERCO on the date that is 95 days after the date of the principal payment or redemption, together with any interest and principal payments made on such Loans during such 95 day period, if the issuer of the New Debt Securities redeemed or on which principal payments were made has not then become a debtor in a case under the Bankruptcy Code. If the issuer has become a debtor in a case under the Bankruptcy Code within the 95-day period, then the Administrative Agent may continue to hold the Loans (together with any interest and principal payments thereon) that otherwise would have been assigned and transferred until such time as there is a final resolution of whether any principal or redemption payment to the Administrative Agent is avoidable or recoverable in the bankruptcy case. At the time of such final resolution, the Administrative Agent shall retain the Loans (together with any interest and principal payments thereon) or shall transfer and assign the Loans (together with any interest and principal payments thereon) to AMERCO based on the amount, if any, that the Administrative Agent retains (for distribution to the Lenders) of the principal or redemption payment. PMSR and the Administrative Agent hereby consent to any assignment pursuant to this Section 5.

      6. Sale of New Debt Securities. If any Lender (a "Selling Lender"), acting in its sole discretion, decides to sell all or a portion of the New Debt Securities held on behalf of such Lender by the Administrative Agent to a third party, such Selling Lender shall notify the Administrative Agent and AMERCO of such sale and, upon the closing of such sale, (i) the Administrative Agent shall release such New Debt Securities to the buyer and (ii) such Selling Lender shall assign to AMERCO a portion of its Loans in an aggregate principal amount equal to the Face Amount of the New Debt Securities sold by such Selling Lender. PMSR and the Administrative Agent hereby consent to any such assignment.

      7. Sale or Assignment of Loans. If any Lender (an "Assigning Lender"), acting in its sole discretion, decides to sell or assign all or a portion of its Loans to a third party, in addition to complying with the assignment provisions of the Credit Agreement, such Assigning Lender shall (i) require that such third party agree in writing to become a party to this Agreement and be treated as a Lender for all purposes with respect to the assigned Loans; and (ii) notify the Administrative Agent of such sale or assignment and, upon the closing of such sale or assignment, the Administrative Agent shall hold all (or if only a portion of the Loans of the Assigning Lender are being sold or assigned, a corresponding portion) of the New Debt Securities held by the

Administrative Agent on behalf of the Assigning Lender as agent for and on behalf of the buyer or assignee of the Loans, subject to all of the terms and provision of this Agreement.

       8.    Repayment of Loans.

                   (a) The Administrative Agent shall distribute all payments of principal on the Loans to the Lenders in accordance with the Credit Agreement and, except as otherwise provided in this paragraph 8, shall, 95 days after the date of payment, transfer New Debt Securities in an aggregate Face Amount equal to such principal payment to AMERCO. New Debt Securities so transferred to AMERCO shall be in the following order: (i) first, New AMERCO Notes; (ii) second, New Term Loan B Notes; (iii) third, SAC Holding Senior Notes.

                   (b) If the Loans, together with accrued interest thereon and any other amounts due to the Administrative Agent and the Lenders under the Credit Agreement, are repaid in full prior to the payment in full of the New Debt Securities, then except as otherwise provided in this paragraph 8, the Administrative Agent shall transfer all New Debt Securities held by it on behalf of the Lenders to AMERCO 95 days after the date of repayment.

                   (c) If PMSR becomes a debtor in a case under the Bankruptcy Code within 95 days after any payment of principal on the Loans, then the Administrative Agent may continue to hold the New Debt Securities that otherwise would have been transferred under this paragraph 8 until such time as there is a final resolution of whether any payment is avoidable or recoverable in the bankruptcy case. At the time of such final resolution, the Administrative Agent shall retain the New Debt Securities (together with any payment of principal or interest thereon) or transfer the New Debt Securities (together with any payment of principal or interest thereon) to AMERCO based on the amount, if any, that the Administrative Agent retains (for distribution to the Lenders) of the payment.

      9. Subordination. AMERCO hereby covenants and agrees that its rights and the rights of any of its subsidiaries,whether now existing or hereafter arising, to receive payment on account of any indebtedness owed to it or any such subsidiary by PMSR, whether under the Loans transferred to it under this Agreement or otherwise, or to receive any payment from PMSR from any other source (other than ordinary expenses relating to the operation of the business of PMSR, paid in PMSR's ordinary course of business) shall at all times be Subordinate (as defined in the Credit Agreement) in accordance with the provisions of Schedule S of the Credit Agreement ("Schedule S") to the full and prior repayment of the amounts outstanding in favor of the Lenders under the Credit Agreement. Except as expressly provided in Schedule S or in Section 4 of this Agreement, neither AMERCO nor any of its subsidiaries shall be entitled to enforce or receive payment of any sums hereby Subordinated until the amounts outstanding under the Credit Agreement in favor of the Lenders have been paid and performed in full and all Commitments terminated, and any such sums received in violation of this Agreement or Schedule S shall be received by AMERCO or its subsidiaries, as applicable, in trust for the Administrative Agent and the Lenders. AMERCO shall cause each subsidiary to Subordinate any indebtedness owed to the subsidiary by PMSR in accordance with the terms of this Section 9. Notwithstanding anything in Schedule S to the contrary, AMERCO shall not have the right to vote on any amendment, waiver or consent with respect to the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) until the termination of this Agreement. If AMERCO transfers any of the Loans that it receives under this Agreement to any other entity, whether or not an AMERCO subsidiary, the subordination provisions of this paragraph shall continue to apply to the transferred Loans as though still held by AMERCO.

       10. Loans Transferred to AMERCO.

                   (a) Notwithstanding the transfer of Loans to AMERCO under any provision of this Agreement, AMERCO shall not be deemed to be a "Lender" for any purpose under this Agreement. Notwithstanding any other provision of this Agreement, once the Administrative Agent transfers a Loan to AMERCO, the Loan shall no longer be treated as a "Loan" for purposes of this Agreement.

                   (b) If any Loan assigned, in whole or in part, to AMERCO hereunder is evidenced by a promissory note, the assigning Lender shall, promptly upon such assignment, surrender such promissory note to PMSR, and PMSR shall promptly prepare and execute new promissory notes evidencing the Loans retained by such assigning Lender and the loans assigned to AMERCO and deliver them to the assigning Lender and AMERCO, respectively. If any Loan assigned to AMERCO hereunder is not evidenced by a promissory note, the assigning Lender shall promptly upon such assignment notify PMSR of such assignment, and PMSR shall promptly execute and deliver to AMERCO a new promissory note evidencing the Loan assigned to AMERCO. PMSR shall make all payments required under the promissory notes delivered to AMERCO hereunder directly to AMERCO or as otherwise instructed by AMERCO.

      11. Disclosure. The Parties agree that a copy of this Agreement shall be filed with the Bankruptcy Court.

      12. Termination of Agreement. This Agreement shall terminate on the later to occur of (i) the date that all Loans held by the Lenders on the Effective Date have been assigned or transferred to AMERCO as provided hereunder and (ii) the date that all New Debt Securities held by the Administrative Agent on behalf of the Lenders have been transferred to AMERCO in accordance with Section 8 hereof.

       13. Costs and Expenses; Administration Fee.

                   (a) AMERCO agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement, including the reasonable fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

                   (b) In addition to any fees otherwise payable to the Administrative Agent by PMSR or AMERCO, AMERCO hereby agrees to pay to the Administrative Agent, for its own account, an administration fee (i) on the Effective Date in the amount of $25,000, and (ii) each three months thereafter (each such payment date, a "Fee Payment Date"), in an amount equal to the greater of (x) $6,250 and (y) $25,000 multiplied by a fraction equal to (A) the principal amount of New Debt Securities held by the Administrative Agent on the applicable Fee Payment Date divided by (B) the principal amount of New Debt Securities held by the Administrative Agent on the Effective Date (regardless of whether the difference between the numerator and the denominator is a result of the sale by any PMSR Lenders of New Debt Securities, the return to AMERCO of New Debt Securities under this Agreement, or the repayment of the principal of any New Debt Securities).

      14. Representations and Warranties. AMERCO represents and warrants to the Administrative Agent and each Lender that the following statements are true, correct and complete as of the date hereof:

             (a) Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

             (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

             (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

             (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

             (e) Binding Obligation. This Agreement is the legally valid and binding obligation of AMERCO, enforceable against it in accordance with its terms.

            (f) Bankruptcy Court Approval. This Agreement has been approved by the Bankruptcy Court in connection with the confirmation of a plan of reorganization for AMERCO in its chapter 11 case.

      15. Amendments. This Agreement may not be modified, amended or supplemented without the prior written consent of AMERCO, PMSR, the Administrative Agent and all of the Lenders.

      16. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.

      17. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

      18. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

      19. Prior Negotiations. This Agreement supersedes all prior negotiations with respect to the subject matter hereof.

      20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of the original executed counterpart of this Agreement.

      21. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof, other than successors and assigns of any Party.

      22. Notices. (a) All notices hereunder to be served to AMERCO shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

                 AMERCO
                 c/o U-Haul International, Inc.
                 2727 North Central Avenue
                 Suite 500
                 Phoenix, Arizona   85004
                 Attn: Jennifer M. Settles, Esq.
                 Fax: 602-263-6173
                 with copy to:

                 SQUIRE, SANDERS & DEMPSEY L.L.P.
                 40 N. Central Avenue, Suite 2700
                 Phoenix, AZ 85004
                 Attn: Christopher D. Johnson, Esq.
                 Fax: 602-253-8129

            (b) All notices hereunder to be served to PMSR shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

                 Private Mini Storage Realty, L.P.
                 10575 Westoffice Drive
                 Houston, TX 77042
                 Attn: Doug Mulvaney
                 Fax: 713-827-07 10

                 with copy to:

                 NATHAN SOMMERS JACOBS + GORMAN
                 2700 Post Oak Boulevard, Suite 2500
                 Houston, TX 77055
                 Attn: Marvin D. Nathan, Esq.
                 Fax: 713-892-4800

            (c) All notices hereunder to be served to the Administrative Agent or a Lender shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the address or telecopier number for such person set forth above its signature hereto (or at such other addresses or telecopier numbers as shall be specified by like notice), with a copy to:

                 SKADDEN, ARPS,SLATE, MEAGHER & FLOM LLP
                 300 South Grand Avenue, 34th Floor
                 Los Angeles, CA 90071
                 Attn: Richard Levin, Esq.
                 Fax :  213-687-5600

       23. Effectiveness. This Agreement shall become effective when AMERCO has received counterparts of this Agreement duly executed and delivered by AMERCO, PMSR, the Administrative Agent and all of the Lenders.

                             [Signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
                                        AMERCO

                                        By: /s/ Gary V. Klinefelter
                                            ------------------------------------
                                            Name:  Gary V. Klinefelter
                                                   -----------------------------
                                            Title: Secretary
                                                   -----------------------------



                       [Additional signature pages follow]

                                        PRIVATE MINI STORAGE REALTY, L.P.

                                        By: STORAGE REALTY L.L.C., its General
                                        Partner

                                        By: /s/ Doug Mulvaney
                                            ------------------------------------
                                            Name:  Doug Mulvaney
                                                   -----------------------------
                                            Title: President
                                                   -----------------------------

                                        JPMORGAN CHASE BANK,
                                        AS ADMINISTRATIVE AGENT


                                        By: /s/ John McDonagh
                                            ------------------------------------
                                            Name:  John McDonagh
                                                   -----------------------------
                                            Title: Managing Director
                                                   -----------------------------

                                        Address for notices:

                                        270 PARK AVENUE, FLOOR 20
                                        NEW YORK, NY 10017

                                        LENDERS:  Wells Fargo Bank, N.A.


                                        By: /s/ Paul S. Doble
                                            ------------------------------------
                                            Name:  Paul S. Doble
                                                   -----------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                                        Address for notices:

                                        LENDERS:


                                        By: /s/ Mark A. Van Osdal
                                            ------------------------------------
                                            Name:  Mark A. Van Osdal
                                                   -----------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                                        Address for notices:

                                        LENDERS:

                                        Union Bank of California


                                        By: /s/ George Vetek
                                            ------------------------------------
                                            Name:  George Vetek
                                                   -----------------------------
                                            Title: Vice President
                                                   -----------------------------

                                        Address for notices:


                                        Union Bank of California
                                        S.A.D., Attn: G. Vetek
                                        400 California St., 8th Floor
                                        San Francisco, CA 94104
                                        Fax:  415-765-2170

                                        WESTLB AG,
                                        NEW YORK BRANCH

                                        By: /s/ Duncan Robertson
                                            ------------------------------------
                                            Name:  DUNCAN ROBERTSON
                                                   -----------------------------
                                            Title: EXECUTIVE DIRECTOR
                                                   -----------------------------


                                        By: /s/ Salvatore Battinelli
                                            ------------------------------------
                                            Name:  Salvatore Battinelli
                                                   -----------------------------
                                            Title: Managing Director
                                                   Credit Department
                                                   -----------------------------


                                        Address for notices:

                                        1211 Avenue of the Americas
                                        New York, NY 10036
                                        Attn: Walter T. Duffy III
                                              Associate Director
                                              Credit Department
                                        Phone: 212-852-6095
                                        Fax:   212-852-6148

                                        LENDERS:DRESDNER BANK AG NEW YORK
                                                AND GRAND CAYMAN BRANCHES


By:  /s/ David M. Kerr                  By: /s/ Richard J. Sweeney
     ---------------------------            ------------------------------------
     DAVID M. KERR                          Name:  RICHARD J. SWEENEY
                                                   -----------------------------
     VICE PRESIDENT                         Title: VICE PRESIDENT
                                                   -----------------------------


                                         Address for notices:  75 Wall Street
                                                               New York, NY
                                                               10005-2887

                       LENDERS:

                       KBC BANK N.V.


                       By: /s/ Michael V. Curran        /s/ Robert Snauffer
                           -----------------------------------------------------
                           Name:  MICHAEL V. CURRAN         ROBERT SNAUFFER
                                  ----------------------------------------------
                           Title: VICE PRESIDENT            FIRST VICE PRESIDENT
                                  ----------------------------------------------


                      Address for notices:

                      KBC BANK N.V.
                      125 WEST 55th STREET
                      NEW YORK, N.Y. 10019

                      ATTN; MICHAEL V. CURRAN

                                        LENDERS:

                                         ABN AMRO Bank  N.V.


                                        By: /s/ David W. Stack
                                            ------------------------------------
                                            Name:  DAVID W. STACK
                                                   -----------------------------
                                            Title: GROUP VICE PRESIDENT
                                                   -----------------------------

                                        By: /s/ Steven C. Wimpenny
                                            ------------------------------------
                                            Name:  STEVEN C. WIMPENNY
                                                   -----------------------------
                                            Title: GROUP SENIOR VICE PRESIDENT
                                                   -----------------------------


                                        Address for notices:

                                        David W. Stack
                                        Group Vice President
                                        Financial Restructuring & Recovery Dept.
                                        ABN AMRO Bank N.V.
                                        350 Park Ave., 2nd Floor
                                        New York, NY 10022
                                        Tel: (212)-251-3678
                                        Fax: (212)-251-3685

                                        LENDERS:



                                        By: /s/ Michael W. Colon
                                            ------------------------------------
                                            Name:   MICHAEL W. COLON
                                                   -----------------------------
                                            Title: PRINCIPAL
                                                   -----------------------------
                                                   Bank of America, N.A.


                                         Address for Notices:

                                        LENDERS:

                                        COMERICA BANK


                                        By: /s/ R Harold Marshall, Jr
                                            ------------------------------------
                                            Name:  R HAROLD MARSHALL, JR.
                                                   -----------------------------
                                            Title: SENIOR VICE PRESIDENT
                                                   -----------------------------


                                         Address for notices:

                                        LENDERS:


                                        By: /s/ Michael C. Becker
                                            ------------------------------------
                                            Name:  MICHAEL C. BECKER
                                                   -----------------------------
                                            Title: DIRECTOR
                                                   -----------------------------


                                         Address for notices:

                          PROPERTY MANAGEMENT AGREEMENT

      THIS PROPERTY MANAGEMENT AGREEMENT (this "Agreement") is entered into as of March 31, 2004 among Mercury Partners, LP, a Nevada limited partnership ("Tenant"), Mercury 99, LLC, a Nevada limited liability company ("Parent"), each of Tenant and Parent having an address at c/o Jones Vargas, 100 W. Liberty Street, Suite 1200, Reno, Nevada 89501, Attn: Robert Anderson, Esq., and U-Haul Self-storage Management (WPC), Inc. ("Manager"), having an address at 2727 North Central Avenue, Phoenix, AZ 85004.

                                    RECITALS

             A. Pursuant to a Lease Agreement (the "Lease") dated as of the date hereof between UH Storage (DE) Limited Partnership, a Delaware limited partnership ("Lessor") and Tenant, Tenant is a lessee of the real property and self-storage related improvements thereon located at the 78 street addresses identified on Exhibit A hereto (such property and improvements covered by such Lease hereinafter each and collectively as the context may require, the "Property").

             B. Tenant intends that the Property be rented on a space-by-space (i.e. each self-storage unit) retail basis to corporations, partnerships, individuals and/or other entities for use as self-storage facilities, as well as customer-owned "RV", boat and trailer long-term parking or storage.

             C. Tenant desires that Manager manage the Property and Manager desires to act as the property manager for the Property, all in accordance with the terms and conditions of this Agreement.

            D. Parent owns, directly or indirectly, all of the limited partner interests of Tenant.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows.

      1. Employment.

            (a) Tenant hereby retains Manager, and Manager agrees to act as manager of the Property upon the terms and conditions hereinafter set forth.

            (b) Tenant acknowledges that Manager, and/or Manager affiliates, is in the business of managing self-storage facilities and businesses conducted thereat, including, but not limited to, the sale of packing supplies and rental of trucks and equipment, both for its own account and for the account of others. It is hereby expressly agreed that notwithstanding this Agreement, Manager and such affiliates may continue to engage in such activities, may manage facilities other than those presently managed by Manager and its affiliates (whether or not such other facilities may be in direct or indirect competition with Tenant) and may in the future engage in other business which may compete directly or indirectly with activities of Tenant.

            (c) In the performance of its duties under this Agreement, Manager shall occupy the position of an independent contractor with respect to Tenant. Nothing contained herein shall be construed as making the parties hereto (or any of them) partners or joint venturors, nor construed as making Manager an employee of Tenant.

       2.    Duties and Authority of Manager.

             Subject to the terms and conditions of this Agreement:

            (a) GENERAL DUTIES AND AUTHORITY. Manager shall have the sole and exclusive duty and authority to fully manage the Property and supervise and direct the business and affairs associated or related to the daily operation thereof, to collect on behalf of Tenant all revenues related to the Property, to pay on behalf of Tenant all expenses of the Property (including payment of all rent and additional rent to Lessor) and to execute on behalf of Tenant such documents and instruments as, in the sole judgment of Manager, are reasonably necessary or advisable under the circumstances in order to fulfill Manager's duties hereunder. Such duties and authority shall include, without limitation, those set forth below.

            (b) RENTING OF THE PROPERTY. Manager shall establish policies and procedures for the marketing activities for the Property, and shall advertise the Property through such media as Manager deems advisable, including, without limitation, advertising with the Yellow Pages. Manager's marketing activities for the Property shall be consistent with the scope and quality implemented by Manager and its affiliates at any other properties managed by Manager or its affiliates. Manager shall have the sole discretion, which discretion shall be exercised in good faith, to establish the terms and conditions of occupancy by the tenants of the Property, and Manager is hereby authorized to enter into rental agreements on behalf and for the account of Tenant with such tenants and to collect rent from such tenants on behalf and for the account of Tenant. Manager may jointly advertise the Property with other properties owned or managed by Manager or its Affiliates, and in that event, Manager shall reasonably allocate the cost of such advertising among such properties.

            (c) REPAIR, MAINTENANCE AND IMPROVEMENTS. Manager shall make, execute, supervise and have control over the making and executing of all decisions concerning the acquisition of furniture, fixtures and supplies for the Property, and may purchase, lease or otherwise acquire the same on behalf of Tenant. Manager shall make and execute, or supervise and have control over the making and executing of all decisions concerning the maintenance, repair, and landscaping of the Property, provided, however, that such maintenance, repair and landscaping shall be consistent with the maintenance, repair and landscaping implemented by Manager and its affiliates at any other properties managed by Manager or its affiliates. Manager shall, on behalf of Tenant, negotiate and contract for and supervise the installation of all capital improvements related to the Property; provided, however, that Manager agrees to secure the prior written approval of Tenant on all such expenditures in excess of the Threshold Amount (as that term is defined in the Lease) for any one item, except monthly or recurring operating charges and/or emergency repairs if in the opinion of Manager such emergency-related expenditures are necessary to protect the Property from damage or to maintain services to the tenants or self-storage licensees as called for in their respective leases or self-storage agreements.

            (d) PERSONNEL. Manager shall select all vendors, suppliers, contractors, subcontractors and employees with respect to the Property and shall hire, discharge and supervise all labor and employees required for the operation and maintenance of the Property.

Any employees so hired shall be employees of Manager, and shall be carried on the payroll of Manager. Employees may include, but need not be limited to, on-site resident managers, on-site assistant managers, and relief managers located, rendering services, or performing activities on the Property in connection with its operation and management. The cost of employing such persons shall not exceed prevailing rates for comparable persons performing the same or similar services with respect to real estate similar to the Property in the general vicinity of each respective Property. Manager shall be responsible for all legal and insurance requirements relating to its employees.

            (e) SERVICE AGREEMENTS. Manager shall negotiate and execute on behalf of Tenant such agreements which Manager deems necessary or advisable for the furnishing of utilities, services, concessions and supplies, for the maintenance, repair and operation of the Property and such other agreements which may benefit the Property or be incidental to the matters for which Manager is responsible hereunder.

            (f) OTHER DECISIONS. Manager shall make the decisions in connection with the day-to-day operations of the Property.

            (g) REGULATIONS AND PERMITS. Manager shall comply in all respects with any statute, ordinance, law, rule, regulation or order of any governmental or regulatory body, having jurisdiction over the Property (collectively, "Laws"), respecting the use of the Property or the maintenance or operation thereof, the non-compliance with which could reasonably be expected to have a material adverse effect on Tenant or any Property. Manager shall apply for and obtain and maintain, on behalf of Tenant, all licenses and permits required or advisable (in the reasonable judgment of Manager) in connection with the management and operation of the Property. Notwithstanding the foregoing, Manager shall be permitted to contest any Applicable Laws to the extent and pursuant to the same conditions that Tenant is permitted to contest any Laws under the Lease.

            (h) RECORDS AND REPORTS OF DISBURSEMENTS AND COLLECTIONS. Manager shall establish, supervise, direct and maintain the operation of a system of record keeping and bookkeeping with respect to all receipts and disbursements in connection with the management and operation of the Property. The books, records and accounts shall be maintained at the Manager's office or at Tenant's office, or at such other location as Manager and Tenant shall determine, and shall be available and open to examination and audit quarterly by Tenant, its representatives, and, subject to the terms of the Lease, any mortgagee of the Property, and such mortgagee's representative. On or before sixty (60) days after the close of each quarter, Manager shall cause to be prepared and delivered to Tenant a monthly statement on a per-Property basis, of receipts, expenses and charges, together with a statement, on a per-Property basis, of the disbursements made by Manager during such period on Tenant's behalf.

            (i) COLLECTION. Manager shall be responsible for the billing and collection of all accounts receivable and for payment of all accounts payable with respect to the Property and shall be responsible for establishing policies and procedures to minimize the amount of bad debts.

            (j) LEGAL ACTIONS. Manager shall cause to be instituted, on behalf and in its name or in the name of Tenant as appropriate, any and all legal actions or proceedings Manager deems necessary or advisable to collect charges, rent or other income due to Tenant with respect to the Property and to oust or dispossess tenants or other persons unlawfully in possession under any lease, license, concession agreement or otherwise, and to collect damages for breach thereof or default thereunder by such tenant, licensee, concessionaire or occupant.

            (k) INSURANCE. Manager shall obtain and maintain (or cause to be obtained and maintained) in full force and effect the insurance with respect to the Property and the operation of Tenant's and Manager's business operations thereat, and Manager's employees, as required by Paragraph 16 of the Lease and shall otherwise comply with the terms and provisions of Paragraph 16 of the Lease.

            (l) TAXES. During the term of this Agreement, Manager shall pay on behalf of Tenant, prior to delinquency, all real estate taxes, personal property taxes, and all other taxes assessed to, or levied upon, the Property. If required by the holder of any note secured by the Property, Manager will set aside, from Tenant's funds, a reserve from each month's rent and other income collected, in an amount required by said holder for purposes of payment of real property taxes.

            (m) LIMITATIONS ON MANAGER AUTHORITY. Notwithstanding anything to the contrary set forth in this Section 2, Manager shall not, without obtaining the prior written consent of Tenant, (i) rent storage space in the Property by written lease or agreement for a stated term in excess of one year unless such lease or agreement is terminable by the giving of not more than thirty (30) days written notice, (ii) alter the building or other structures of the Property in violation of the Lease; (iii) make any other agreements which exceed a term of one year and are not terminable on thirty day's notice at the will of Tenant, without penalty, payment or surcharge; (iv) act in violation of any Law, or (v) violate any term or condition of the Lease.

            (n) SHARED EXPENSES. Tenant acknowledges that certain economies may be achieved with respect to certain expenses to be incurred by Manager on behalf of Tenant hereunder if materials, supplies, insurance or services are purchased by Manager in quantity for use not only in connection with Tenant's business at the Property but in connection with Moving Tenant's business at the property and in connection with other properties owned or managed by Manager or its affiliates. Manager shall have the right to purchase such materials, supplies, insurance and/or services in its own name and charge Tenant a pro rata allocable share of the cost of the foregoing; provided, however, that the pro rata cost of such purchase to Tenant shall not result in expenses that are either inconsistent with the expenses of other "U-Haul branded" locations in the general vicinity of the applicable Property or greater than would otherwise be incurred at competitive prices and terms available in the area where the Property is located; and provided further, Manager shall give Tenant access to records (at no cost to Tenant) so Tenant may review any such expenses incurred.

            (o) DEPOSIT OF GROSS REVENUES. All Gross Revenue (as defined in
Section 4 hereof) shall be deposited into a lockbox bank account (the "Lockbox Account"), controlled by Lessor and/or Lessor's mortgage lender, within three
(3) days of receipt by Manager. To the extent that the Gross Revenue is deposited into a collection account maintained by Manager (or its parent company) for the benefit of multiple property owners or lessees (which deposits shall be made within two (2) days of receipt by Manager), Manager (or its parent company) shall reconcile such account daily and maintain such records as shall clearly identify each day the Gross Revenue derived from the Property and shall sweep the Gross Revenue derived from the Property into the Lockbox Account on a daily basis. Gross Revenue shall be applied in the following order: (i) first, to Rent (as that term is defined in the Lease) due under the Lease; (ii) second, to any other sums due Lessor under the Lease, including any reserves; and (iii) third to the reimbursement of expenses as required under Section 4 of this Agreement. Thereafter, any remaining Gross Revenue shall be owned by, and released from the Lockbox Account and remitted to, Tenant; and Tenant shall have the right to distribute such funds to Parent. Parent shall pay the management fees as required under Section 4 of this Agreement. Manager shall assure that the foregoing deposits, reconciliations and applications comply with the cash management requirements of the Lessor under the Lease or its mortgage lender under any Cash Management Agreement or similar instrument (a "CMA").

            (p) OBLIGATIONS UNDER LEASE AND OTHER MATERIAL CONTRACTS. Manager shall take such actions as are necessary or appropriate under the circumstances to ensure that Tenant is in compliance with the terms of the Lease (including the Loan Documents referred to therein), the Occupancy Cooperation Agreement with Moving Tenant (defined below), the CMA, and any other material agreement relating to the Property to which Tenant is a party. Nothing herein contained shall be deemed to obligate Manager to fund from its own resources rental payments owed by Tenant under the Lease or otherwise be deemed to make Manager a direct obligor under the Lease.

            (q) OBLIGATIONS NOTWITHSTANDING OTHER TENANCY AT THE PROPERTY. Manager shall perform all of its obligations under this Agreement in a professional manner consistent with the standards it employs at all of its managed locations notwithstanding the existence of another tenant ("Moving Tenant") in possession of a portion of the Property, and notwithstanding the fact that Moving Tenant is an affiliate of Manager or that Manager itself is a sub-tenant or sub-occupant of Moving Tenant.

       3.    Duties of Tenant.

             Tenant shall cooperate with Manager in the performance of Manager's duties under this Agreement and to that end, upon the request of Manager, to provide, at such rental charges, if any, as are deemed appropriate, reasonable office space for Manager employees on the premises of the Property (to the extent available) and to give Manager access to all files, books and records of Tenant relevant to the Property. Tenant shall not unreasonably withhold or delay any consent or authorization to Manager required or appropriate under this Agreement.

       4.    Compensation of Manager.

            (a) REIMBURSEMENT OF EXPENSES. Manager shall be entitled to reimbursement, on a quarterly basis, for all out-of-pocket reasonable and customary expenses actually incurred by Manager in the discharge of its duties hereunder. Such reimbursement shall be the obligation of Tenant, whether or not Gross Revenues are sufficient to pay such amounts. If and to the extent Gross Revenue for any fiscal quarter shall be in excess of the amounts necessary to pay current expenses (after payment of all rent and additional rent obligations to

Lessor), at Tenant's option the Manager shall hold all or a portion of such excess in an interest-bearing escrow account to be applied at Tenant's direction to cover future expenses. Any interest earned thereon shall be added to and treated as part of such account. Manager shall not seek or be entitled to reimbursement for any item properly chargeable to Moving Tenant or as to which any other affiliate of Manager is properly responsible, and, as between Manager and Tenant, Manager shall solely be responsible for all such items.

            (b) MANAGEMENT FEE. Parent shall pay to Manager as the full amount due for the services herein provided a quarterly fee (the "Management Fee") which shall be four percent (4%) of the Property's trailing twelve month Gross Revenue divided by four (4) ("Base Fee"), plus an annual incentive fee (the "Incentive Fee") based upon the performance of the Property as set forth on Exhibit B hereto. For purposes of this Agreement, the term "Gross Revenue" shall mean all receipts (excluding security deposits unless and until Tenant recognizes the same as income) of Manager or Tenant (whether or not received by Manager on behalf or for the account of Tenant) arising from the operation of Tenant's business at the Property, including without limitation, rental payments of self-storage customers at the Property, vending machine or concessionaire revenues, maintenance charges, if any, paid by the tenants of the Property in addition to basic rent and parking fees, if any. No revenue arising out of the Moving Tenant's business shall be included as part of Gross Revenue. Gross Revenue shall be determined on a cash basis. Subject to the terms of Sections 2(o), the Management Fee shall be paid promptly, in arrears, within thirty (30) days of Parent's receipt of the invoice therefor, which invoice shall be sent from Manager to Parent following the end of each calendar quarter. Such invoice shall be itemized and shall include reasonable detail.

            Except as provided in this Section 4, it is further understood and agreed that Manager shall not be entitled to additional compensation of any kind in connection with the performance by it of its duties under this Agreement.

            (c) INSPECTION OF BOOKS AND RECORDS. Parent and Tenant each shall have the right, upon prior reasonable notice to Manager, to inspect Manager's books and records with respect to the Property, to assure that proper fees and charges are assessed hereunder. Manager shall cooperate with any such inspection. Parent shall bear the cost of any such inspection; provided, however, that if it is ascertained that Manager has overcharged Tenant or Parent by more than 5% in any given quarter, the cost of such inspection shall be borne by Manager. Manager shall promptly reimburse Tenant or Parent, as the case may be, for any overpayment.

       5.   Use of Trademarks, Service Marks and Related Items.

            Tenant acknowledges the significant value of the "U-Haul" name in the operations of Tenant's property and it is therefore understood and agreed that the name, trademark and service mark "U-Haul", and related marks, slogans, caricatures, designs and other trade or service items (the "Manager Trade Marks") shall be utilized for the non-exclusive benefit of Tenant in the rental and operation of the Property, and in comparable operations elsewhere. It is further understood and agreed that this name and all such marks, slogans, caricatures, designs and other trade or service items shall remain and be at all times the property of Manager and its affiliates, and that, except as expressly provided in this Agreement, Tenant shall have no right whatsoever therein. Tenant agrees that during the term of this agreement the sign faces at the property will have the name "U-Haul." The U-Haul sign faces will be paid for by Tenant.

Unless Tenant has elected to continue to use the Manager Trade Marks as provided in Section 6 of this Agreement, upon termination of this agreement at any time for any reason, all such use by and for the benefit of Tenant of any such name, mark, slogan, caricature, design or other trade or service item in connection with the Property shall be terminated and any signs bearing any of the foregoing shall be removed from view and no longer used by Tenant. In addition, upon termination of this Agreement at any time for any reason, Tenant shall not enter into any new leases of Property using the Manager lease form or use other forms prepared by Manager. It is understood and agreed that Manager will use and shall be unrestricted in its use of such name, mark, slogan, caricature, design or other trade or service item in the management and operation of other storage facilities both during and after the expiration or termination of the term of this Agreement.

      6.    Default; Termination.

            (a) Any material failure by Manager, Tenant or Parent (a "Defaulting Party") to perform their respective duties or obligations hereunder (other than a default by Tenant or Parent under Section 4 of this Agreement), which material failure is not cured within thirty (30) calendar days after receipt of written notice of such failure from the non-defaulting party, shall constitute an Event of Default hereunder; provided, however, the foregoing shall not constitute an Event of Default hereunder in the event the Defaulting Party commences cure of such material failure within such thirty (30) day period and diligently prosecutes the cure of such material failure thereafter but in no event shall such extended cure period exceed ninety (90) days from the date of receipt by the non-defaulting party of written notice of such material default; provided further, however, that in the event such material failure constitutes a default under the terms of the Lease and the cure period for such matter under the Lease is shorter than the cure period specified herein, the cure period specified herein shall automatically shorten such that it shall match the cure period for such matter as specified under the Lease. In addition, following notice to Manager of the existence of any such material failure by Manager, Tenant and Parent shall each have the right to cure any such material failure by Manager, and any sums so expended in curing shall be owed by Manager to such curing party and may be offset against any sums owed to Manager under this Agreement.

            (b) Any material failure by Tenant or Parent to perform their respective duties or obligations under Section 4, which material failure is not cured within ten (10) calendar days after receipt of written notice of such failure from Manager, shall constitute an Event of Default hereunder.

            (c) Tenant shall have the right to terminate this Agreement, with or without cause, by giving not less than thirty (30) days' written notice to Manager pursuant to Section 15 hereof. Manager shall have the right to terminate this Agreement, with or without cause, by giving not less than ninety (90) days' written notice to Tenant pursuant to Section 15 hereof.

            (d) Upon termination of this Agreement, (x) Manager shall promptly return to Tenant all monies, books, records and other materials held by Manager for or on behalf of Tenant and shall otherwise cooperate with Tenant to promote and ensure a smooth transition to the new manager and (y) Manager shall be entitled to receive its Management Fee and reimbursement of expenses through the effective date of such termination, including the reimbursement of any prepaid expenses for periods beyond the date of termination (such as Yellow Pages advertising).

      7.    Indemnification.

            Manager hereby agrees to indemnify, defend and hold Tenant, all persons and companies affiliated with Tenant, and all officers, shareholders, directors, employees and agents of Tenant and of any affiliated companies or persons (collectively, the "Indemnified Persons") harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages, and claims in connection with the management of the Property and operations thereon (including the loss of use thereof following any damage, injury or destruction), arising from any cause or matter whatsoever, including, without limitation, any environmental condition or matter, except to the extent attributable to the willful misconduct or gross negligence on the part of the Indemnified Persons.

      8.    Assignment; Delegation by Manager of Rights and Duties Hereunder.

            Manager shall not assign this Agreement to any party without the consent of Tenant; provided however, Manager shall have the right (the "Permitted Delegation"), upon notice to Tenant, to delegate its duties and right to payment hereunder to the various U-Haul International, Inc. subsidiary marketing companies in the states in which the Property is located. Irrespective of any assignment or such delegation, Manager shall not be released from its liabilities hereunder unless Tenant shall expressly agree thereto in writing.

      9.    Intentionally Omitted.

      10.   Standard for Property Manager's Responsibility.

            Manager agrees that it will perform its obligations hereunder according to industry standards, in good faith, and in a commercially reasonable manner.

      11.   Estoppel Certificate.

            Each of Tenant and Manager agree to execute and deliver to one another, from time to time, within ten (10) business days of the requesting party's written request, a statement in writing certifying, to the extent true, that this Agreement is in full force and effect, and acknowledging that there are not, to such parties knowledge, any uncured defaults or specifying such defaults if they are claimed and any such other matters as may be reasonably requested by such requesting party.

      12.   Term; Scope.

            Subject to the provisions hereof, this Agreement shall have an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the two hundred fortieth (240th) calendar month next following the date hereof (the "Expiration Date"), provided, however, that in the event that the term of the Lease is extended beyond the Expiration Date, the Term of this Agreement shall automatically be extended until the date that the term of the Lease expires; and provided further, the Term shall expire with respect to any individual Property as to which the Lease has terminated in accordance with the terms of the

Lease. Additionally, in the event additional property becomes subject to the Lease in accordance with the terms of the Lease, such additional property shall become subject to this Agreement, and the parties shall execute such addenda to this Agreement as are necessary to so reflect.

      13.   Headings.

            The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

      14.   Governing Law.

            The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the internal laws of the State of Arizona.

      15.   Notices.

            Any notice required or permitted herein shall be in writing and shall be personally delivered or mailed first class postage prepaid or delivered by an overnight delivery service to the respective addresses of the parties set forth above on the first page of this Agreement, or to such other address as any party may give to the other in writing. Any notice required by this Agreement will be deemed to have been given when personally served or one day after delivery to an overnight delivery service or five days after deposit in the first class mail. Any notice to Tenant or Parent shall be to the attention of Finance Director, and a copy thereof shall simultaneously be delivered to Torys LLP, 237 Park Avenue, New York, New York 10017, Attn: Gary S. Litke, Esq. Any notice to Manager shall be to the attention of President and a copy thereof shall simultaneously be delivered to U-Haul Legal Dept, 2721 North Central Avenue, Phoenix, AZ 85004, Attn: Assoc. General Counsel.

      16.   Severability.

            Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications.

      17.   Successors.

            This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns, delegees and successors in interest.

      18.   Attorneys' Fees.

            If it shall become necessary for any party hereto to engage attorneys to institute legal action for the purpose of enforcing their respective rights hereunder or for the purpose of defending legal action brought by the other party hereto, the party or parties prevailing in such litigation shall be entitled to receive all costs, expenses and fees (including reasonable attorneys' fees) incurred by it in such litigation (including appeals).

      19.   Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first above written.


                             "Tenant"

                             MERCURY PARTNERS, LP, a Nevada
                             limited partnership

                             By: MERCURY GP, INC.,
                                 its general partner


                             By:  /s/ Mark V. Shoen
                                  ----------------------------------
                                  Name:
                                  Title:

                             MERCURY 99, LLC,
                             a Nevada limited liability company

                             By:   Mark V. Shoen,
                                   as manager


                             By:   /s/ Mark V. Shoen
                                  ----------------------------------
                                   Mark V. Shoen
                                   Manager

                             U-HAUL SELF-STORAGE MANAGEMENT
                             (WPC), INC., a Nevada corporation


                             By:  /s/ Gary V. Klinefelter
                                  ----------------------------------
                                  Name:  Gary V. Klinefelter
                                  Title: Secretary

                                    Exhibit A

                               List of Properties

Related
Premises #

1.             U-HAUL CENTER GOVERNMENT ST.
               2505 Government Boulevard, Mobile, AL
2.             U-HAUL STORAGE OXFORD
               523 Hamric Drive West, Oxford, AL
3.             U-HAUL STORAGE FOUNTAIN HILLS
               9264 Technology Drive, Fountain Hills, AZ
4.             U-HAUL CENTER 87TH & BELL
               8746 West Bell Road, Peoria, AZ
5.             U-HAUL STORAGE S. 40TH ST.
               3425 South 40th Street, Phoenix, AZ
6.             U-HAUL CENTER CAVE CREEK
               20618 North Cave Creek Road, Phoenix West, AZ
7.             U-HAUL CENTER ANTHEM RV
               42102 N. Vision Way, Phoenix West, AZ
8.             U-HAUL CENTER ANTHEM WAY
               42301 N. 41st Drive, Anthem, AZ
9.             U-HAUL CENTER I-17 & DEER VLY
               21621 N. 26th Avenue, Phoenix West, AZ
10.            U-HAUL CENTER PRESCOTT
               2122 Highway 69, Prescott, AZ
11.            BELL ROAD AT GRAND AVE MOVING CENTER
               13440 West Bell Road, Surprise, AZ
12.            U-HAUL CENTER BUCKLEY ROAD
               16950 East Ohio Place, Aurora South, CO
13.            U-HAUL CTR CHAMBERS & I-70
               15250 East 40th Avenue, Denver North, CO
14.            U-HAUL HIGHLANDS RANCH
               1750 East County Line Road, Littleton, CO
15.            U-HAUL STORAGE COLONIAL BLVD
               4457 Kernel Circle, Fort Myers, FL
16.            U-HAUL CENTER OF MANDARIN
               11490 San Jose Blvd., Jacksonville, FL
17.            U-HAUL STORAGE KEY LARGO
               103530 Overseas Highway, Key Largo, FL
18.            U-HAUL CENTER OCOEE
               11410 West Colonial Drive, Ocoee, FL
19.            U-HAUL CENTER ORANGE CITY
               2395 South Volusia Avenue, Orange City,
               FL
20.            U-HAUL CENTER KIRKMAN RD
               600 South Kirkman Road, Orlando, FL
21.            U-HAUL STORAGE HUNTER CREEK
               14500 South Orange Blossom Trail,
               Orlando, FL
22.            U-HAUL CENTER HUNTERS CREEK
               13301 S. Orange Blossom Trail, Orlando,
               FL
23.            U-HAUL STORAGE ORANGE BLOSSOM TRAIL
               7803 N. Orange Blossom Trail, Orlando, FL

Related
Premises #

24.            U-HAUL CENTER LAKE MARY
               3851 South Orlando Drive, Sanford, FL
25.            U-HAUL CENTER GANDY BLVD
               3939 W. Gandy Boulevard, Tampa, FL
26.            U-HAUL CTR OF SEMORAN BLVD
               2055 Semoran Boulevard, Winter Park,
               FL
27.            U-HAUL CENTER OF CONYER
               1150 Dogwood Drive, Conyers, GA
28.            U-HAUL CENTER KENNESAW
               2085 Cobb Parkway, Kennesaw, GA
29.            U-HAUL CENTER OF PLEASANT HILL
               1290 Pleasant Hill Road,
               Lawrenceville, GA
30.            U-HAUL STORAGE HIGHWAY 85
               7242 U.S. Highway 85, Riverdale, GA
31.            U-HAUL CENTER S COBB & I285
               5285 S. Cobb Drive, Smyrna, GA
32.            U-HAUL CENTER OF HIGHWAY 124
               2040 Scenic Highway North,
               Snellville, GA
33.            U-HAUL CENTER OF ALSIP
               11855 South Cicero Avenue, Alsip, IL
34.            U-HAUL CENTER OF FOX VALLEY
               195 S. Route 59, Aurora, IL
35.            U-HAUL CENTER OF CRYSTAL LAKE
               4504 West Northwest Highway Crystal
               Lake, IL
36.            U-HAUL CENTER OF NAPERVILLE
               11238 S. Route 59, Naperville, IL
37.            U-HAUL CENTER MERRILLVILLE
               1650 West 81st Avenue, Merrillville,
               IN
38.            U-HAUL CENTER OF LENEXA
               9250 Marshall Drive; Lenexa, KS
39.            U-HAUL STORAGE BARKSDALE
               4100 Barksdale Boulevard, Bossier
               City, LA
40.            U-HAUL STORAGE MONGOMERY PARK
               499 Montgomery Street, Chicopee, MA
41.            U-HAUL CENTER STOUGHTON
               224 Washington Street, Stoughton, MA
42.            U-HAUL CENTER OF CENTRAL AVENUE
               8671 Central Avenue, Capital Heights, MD
43.            U-HAUL CTR OF APPLE VALLEY
               6895 151st Street W, Apple Valley, MN
44.            U-HAUL CENTER O'FALLON
               2000 Highway K, O'Fallon, MO
45.            U-HAUL CENTER ST PETERS
               3990 North Service Road, St. Peters, MO
46.            U-HAUL STORAGE HATTIESBURG
               1303 West 7th Street, Hattiesburg, MS
47.            U-HAUL CENTER GASTONIA
               3919 E. Franklin Blvd., Gastonia, NC
48.            U-HAUL STORAGE HYLTON RD.
               8505 N. Crescent Blvd., Pennsauken, NJ





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

Related
Premises #

49.            U-HAUL STORAGE RIO RANCHO
               1401 Rio Rancho Blvd., Rio Rancho, NM
50.            U-HAUL HENDERSON
               1098 Stephanie Place, Henderson, NV
51.            U-HAUL CENTER LAW VEGAS BLVD.
               8620 S. Las Vega Blvd., Las Vegas, NV
52.            U-HAUL CENTER NELLIS BLVD
               333 North Nellis Boulevard, Las Vegas, NV
53.            U-HAUL STORAGE RAINBOW
               2450 North Rainbow Blvd., Las Vegas, NV
54.            U-HAUL CENTER WEST CRAIG RD
               160 West Craig Road, North Las Vegas, NV
55.            U-HAUL CENTER BRUCKNER & 138TH ST.
               780 East 138th Street, Bronx, NY
56.            U-HAUL STORAGE NORTHERN LIGHTS
               3850 Cleveland Avenue, Columbus, OH
57.            U-HAUL STORAGE STILLWATER
               5715 W. 6th Street, Stillwater, OK
58.            U-HAUL CTR OF COOL SPRINGS
               1619 Mallory Lane, Brentwood, TN
59.            U-HAUL CENTER COLLINS STREET
               2729 N. Collins Street, Arlington, TX
60.            U-HAUL CENTER SLAUGHTER LANE
               9001 South IH-35 Northbound, Austin, TX
61.            U-HAUL STG KINGSLEY/JUPITER
               11383 Amanda Lane, Dallas, TX
62.            U-HAUL STORAGE DE SOTO
               1245 South Beckley, De Soto, TX
63.            U-HAUL CENTER & STORAGE OF MONTANA
               8450 Montana Avenue, El Paso, TX
64.            U-HAUL CENTER JOHN WHITE
               1101 East Loop 820, Fort Worth, TX
65.            U-HAUL CENTER GRAPEVINE
               3517 William D. Tate Avenue,
               Grapevine, TX
66.            U-HAUL CENTER 290
               14225 Northwest Freeway, Houston, TX
67.            U-HAUL CENTER HIGHWAY 6 SOUTH
               8518 Highway 6 South, Houston, TX
68.            U-HAUL CENTER KATY
               20435 Katy Freeway, Houston, TX
69.            U-HAUL CTR CEN-TEX
               3501 E. Central Texas Expressway,
               Killeen, TX
70.            U-HAUL CTR OF LEAGUE CITY
               351 Gulf Freeway South, League City, TX
71.            U-HAUL CENTER LEWISVILLE
               525 N. Stimmons Freeway, Lewisville, TX
72.            U-HAUL CENTER WEST MCKINNEY
               10061 W. University Drive, McKinney, TX
73.            U-HAUL CENTER TOLLWAY
               1501 N. Dallas Tollway, Plano, TX

Related
Premises #

74.            U-HAUL CENTER CHANTILLY
               3995 Westfax Drive, Chantilly, VA
75.            U-HAUL CENTER OF SOUTHPARK
               804 West Roslyn Road, Colonial
               Heights, VA
76.            U-HAUL DUMFRIES
               10480 Dumfries Road, Manassas, VA
77.            U-HAUL CENTER NEWINGTON
               8207 Terminal Road, Newington, VA
78.            U-HAUL CENTER POTOMAC MILLS
               14523 Telegraph Road, Woodbridge, VA

                                    Exhibit B

                            Management Fee Incentives

      The following Incentive Fee shall be calculated and, if and to the extent earned, paid, annually after the end of each fiscal year of Tenant:

      In the event that net operating income of the Property equals or exceeds 110% (but less than 120%) of Base Rent under the Lease for the prior fiscal year being calculated, the Incentive Fee for such quarter shall be 1% of the Property's Gross Revenue for such fiscal year.

      In the event that net operating income of the Property equals or exceeds 120% (but less than 130%) of Base Rent under the Lease for the prior fiscal year being calculated, the Incentive Fee for such quarter shall be 2% of the Property's Gross Revenue for such fiscal year.

      In the event that net operating income of the Property equals or exceeds 130% (but less than 140%) of Base Rent under the Lease for the prior fiscal year being calculated, the Incentive Fee for such quarter shall be 3% of the Property's Gross Revenue for such fiscal year.

      In the event that net operating income of the Property equals or exceeds 140% (but less than 150%) of Base Rent under the Lease for the prior fiscal year being calculated, the Incentive Fee for such quarter shall be 4% of the Property's Gross Revenue for such fiscal year.

      In the event that net operating income of the Property equals or exceeds 150% of Base Rent under the Lease for the prior fiscal year being calculated, the Incentive Fee for such quarter shall be 6% of the Property's Gross Revenue for such fiscal year.


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